Exhibit 10.87

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials

$5,000,000.00	09-04-2014	06-30-2016	53125	2920

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	OURPET'S COMPANY, VIRTU COMPANY and SMP COMPANY INCORPORATED 1300 EAST STREET FAIRPORT HARBOR, OH 44077	Lender:	FIRSTMERIT BANK, N.A. Commercial Credit Services #90383 106 South Main Street Akron, OH 44308 (800) 554-4362

Principal Amount: $5,000,000.00	Date of Note: September 4, 2014

PROMISE TO PAY. OURPET'S COMPANY, VIRTU COMPANY and SMP COMPANY INCORPORATED ("Borrower") jointly and severally promise to pay to FIRSTMERIT BANK, N.A. ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on June 30, 2016. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 30, 2014, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the LIBOR Rate (as hereinafter defined), adjusted and determined, without notice to Borrower, as of the date of this Note and on the 1st day of each calendar month hereafter ("Interest Rate Change Date"). The "LIBOR Rate" shall mean the London InterBank Offered Rate of interest for an interest period of one (1) month, on the day that is two London Business Days preceding each Interest Rate Change Date (the "Reset Date"). "London Business Day" shall mean any day on which commercial banks in London, England are open for general business (the "Index"). Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each calendar month hereafter . Borrower understands that Lender may make loans based on other rates as well. The Index currently is 0.154% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index, resulting in an initial rate of 2.404%. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: FIRSTMERIT BANK, N.A.; Commercial Credit Services #90383; 106 South Main Street; Akron, OH 44308.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 7.000% of the regularly scheduled payment or $35.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased by adding an additional 6.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Ohio without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Ohio.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Summit County, State of Ohio.

CONFESSION OF JUDGMENT. Borrower hereby irrevocably authorizes and empowers any attorney-at-law, including an attorney hired by Lender, to appear in any court of record and to confess judgment against Borrower for the unpaid amount of this Note as evidenced by an affidavit signed by an officer of Lender setting forth the amount then due, attorneys' fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note, verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Lender may elect until all amounts owing on this Note have been paid in full. Borrower waives any conflict of interest that an attorney hired by Lender may have in acting on behalf of Borrower in confessing judgment against Borrower while such attorney is retained by Lender. Borrower expressly consents to such attorney acting for Borrower in confessing judgment.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $33.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.

CROSS-DEFAULT. IT SHALL ALSO BE AN EVENT OF DEFAULT HEREUNDER IF BORROWER FAILS TO PERFORM OR COMPLY WITH ANY TERM, PROVISION OR CONDITION OF ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EVIDENCING, SECURING OR SUPPORTING ANY INDEBTEDNESS OWING FROM BORROWER TO LENDER.

LETTER OF CREDIT DRAWS. BORROWER HEREBY AUTHORIZES LENDER TO DRAW AGAINST THIS LINE OF CREDIT FOR REIMBURSEMENT OF ANY PAYMENTS MADE BY LENDER PURSUANT TO ANY LETTER OF CREDIT, CHECK GUARANTEE LETTER, OR FOREIGN EXCHANGE CONTRACT, ISSUED OR SIGNED BY LENDER, OR ANY AFFILIATE OF LENDER, FOR THE ACCOUNT OF BORROWER. BORROWER AGREES TO REIMBURSE LENDER FOR ANY SUCH PAYMENTS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. BORROWER AGREES THAT LENDER MAY REDUCE THE AVAILABILITY OF THIS LINE OF CREDIT BY THE AMOUNT OF THE LETTER OF CREDIT, CHECK GUARANTEE LETTER OR 15% OF THE FOREIGN EXCHANGE CONTRACT, FOR THE PERIOD OF TIME THAT THE LETTER OF CREDIT, CHECK GUARANTEE LETTER OR FOREIGN EXCHANGE CONTRACT, IS OUTSTANDING IF THE LETTER OF CREDIT, CHECK GUARANTEE LETTER OR FOREIGN EXCHANGE CONTRACT, IS ISSUED AGAINST THIS LINE OF CREDIT.

FEE PROVISION. UPON RECEIPT OF A BILLING FROM LENDER, I AGREE TO PAY THE STATED LOAN FEE AND, WHEN APPLICABLE, THE STATED DOCUMENT PREPARATION FEE.

BUSINESS PURPOSE. THE LOAN EVIDENCED HEREBY IS FOR COMMERCIAL OR BUSINESS PURPOSES, AND IS NOT INTENDED AND WILL NOT BE USED FOR PERSONAL, FAMILY, HOUSEHOLD, EDUCATIONAL, CONSUMER OR AGRICULTURAL PURPOSES.

UNUSED COMMITMENT FEE. Borrower hereby agrees to pay to Lender an Unused Commitment Fee ("UCF") equal to (a) the Applicable Commitment Fee Rate (calculated on the basis of a year of 360 days and for actual days elapsed (including the first day but excluding the last day the Commitment remains outstanding)) multiplied by (b) the Commitment Amount less the sum of Direct Line Borrowings and Outstanding Letters of Credit issued under the Commitment. The UCF shall be calculated by Lender as of the close of each calendar day. Borrower shall be billed and remit the UCF on a calendar quarter basis in the month immediately following the end of the calendar quarter.

Applicable Commitment Fee Rate means (.125%).

PRIOR NOTE. This Note is a restatement of the indebtedness evidenced by, and is a replacement and consolidation of the $5,000,000.00 Promissory Note of Borrower dated April 16, 2014 payable to the order of Lender, including any and all amendments thereto (the “Original Note”), with a principal balance of $3,179,031.93 as of the date hereof, and nothing contained herein shall be construed; (1) to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, said Promissory Note outstanding at the time of its replacement by this Note; or (2) to release, cancel, terminate or otherwise adversely affect all or any part of any lien, mortgage, deed of trust, assignment, security interest or other encumbrance heretofore granted or for the benefit of the payee of said Promissory Note which has not otherwise been expressly released.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Ohio (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

NOTICE: FOR THIS NOTICE "YOU" MEANS THE BORROWER AND "CREDITOR" AND "HIS" MEANS LENDER.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

BORROWER:

OURPET'S COMPANY

By:	/s/ Steven Tsengas
STEVEN TSENGAS, President of OURPET'S COMPANY

VIRTU COMPANY

By:	/s/ Steven Tsengas
STEVEN TSENGAS, President of VIRTU COMPANY

SMP COMPANY INCORPORATED

By:	/s/ Steven Tsengas
STEVEN TSENGAS, President of SMP
COMPANY INCORPORATED

LASER PRO Lending, Ver. 14.2.0.021 Copr. D+H USA Corporation 1997, 2014. All Rights Reserved.